Exhibit 4


                      NATHAN'S FAMOUS, INC.
                    2002 STOCK INCENTIVE  PLAN
                    --------------------------


SECTION 1

GENERAL

     1.1. Purpose. The Nathan's Famous, Inc. 2002 Stock Incentive Plan (the "Plan") has been established by Nathan's Famous, Inc. (the "Company") to secure for the Company and its Affiliates and Subsidiaries the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $0.01 par value (the "Stock"), by certain executive officers, other key employees of and consultants to the Company and its Affiliates and Subsidiaries and by Non-Employee Directors of the Company, all of whom are important to the success and the growth of the business of the Company, and to help the Company and its Affiliates and Subsidiaries secure and retain the services of such persons.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the officers, key employees and consultants to the Company and its Affiliates and Non-Employee Directors to the Company, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

     1.3. Definitions. Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 8.1 of the Plan).

SECTION 2

OPTIONS

     2.1. Option. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan will be a non-qualified option.

     2.2. Exercise Price. The "Exercise Price" of each Option granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

     2.3. Exercise.

          (a)  By an Employee:

               Unless otherwise provided by the Committee and except in the manner described below upon the death of the Participant, an Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant and up to the balance of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

               An Option shall be exercisable during the Participant's lifetime only by the Participant and shall not be exercisable by the Participant unless, at all times since the date of grant and at

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               the time of  exercise,  such  Participant  is an  employee  of or
               providing   services  to  the  Company,   or  any   Affiliate  or
               Subsidiary, except that, upon termination of all such employment or provision of services (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below), the Participant may exercise an Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

               Upon termination of all such employment by Total Disability, the Participant may exercise such Options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

               In the event of the death of an Participant (i) while an employee of or providing services to the Company, or any Affiliate or Subsidiary, or (ii) within three months after termination of all such employment or provision of services (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all such employment or provision of services, such Participant's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the Participant may exercise such Participant's Option at any time within the period of two years from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination of employment or service.

        (b)    By Persons other than Employees:

               If the Participant is not an employee of the Company or any Affiliate or Subsidiary, the vesting of such Participant's right to exercise his Options shall be established and determined by the Committee in the Option Agreement covering the Options granted to such Participant.

               Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability, other termination of employment or provision of services or otherwise, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option Agreement.

     2.4. Payment of Exercise Price. The payment of the Exercise Price of an Option shall be subject to the following:

          (a) Except as provided in the remainder of this subsection 2.4, the entire Exercise Price for shares of Stock purchased upon the exercise of an Option shall be paid at the time of such exercise.

          (b) The Exercise Price shall be payable in cash or by tendering, through either actual delivery of shares or through attestation, shares of Stock held by the Participant and otherwise acceptable to the Committee, and valued at Fair Market Value as of the day prior to the day of exercise (or if the Committee determines, as of the day of exercise), or in any combination of such shares and cash, as determined by the Committee.

          (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. In the case of an exercise arrangement described in the preceding sentence, payment of the Exercise Price may be made as soon as practicable after the exercise.

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SECTION 3

RESTRICTED STOCK AWARDS

     3.1. Definitions. A "Restricted Stock" Award is a grant of shares of Stock, with such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

     3.2. Restrictions on Awards. Each Restricted Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including the satisfaction of conditions that must be satisfied prior to the grant of the Award; provided, that the period during which shares of stock are subject to restriction shall be no less than one year unless sooner terminated pursuant to Section 3.3; provided, further, that the restrictions may lapse ratably during such period.

     3.3 Effect of Termination of Employment or Provision of Services. Unless otherwise provided by the Committee, upon termination of a Participant's employment or provision of services to the Company or any Affiliate or Subsidiary during any restriction period for any reason other than death or Total Disability, all shares of Restricted Stock subject to a Restricted Stock Award will be forfeited to the Company. Upon termination of a Participant's employment due to death or Total Disability, all restrictions on any Restricted Stock Award will immediately lapse and the Participant will take the shares of Restricted Stock subject to a Restricted Stock Award free and clear of any such restrictions.

     3.4 Legend. Each certificate for shares transferred or issued to a Participant pursuant to a Restricted Stock Award shall be registered in the name of the Participant and shall bear the following (or a similar) legend:

          "THE CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE NATHAN'S FAMOUS, INC. 2002 STOCK INCENTIVE PLAN (THE "PLAN") APPLICABLE TO RESTRICTED SHARES AND TO A RESTRICTED SHARE AGREEMENT DATED
          (THE "AGREEMENT"), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, HYPOTHECATED, OR OTHERWISE DISPOSED OF OR ENCUMBERED IN ANY MANNER DURING THE RESTRICTED PERIOD SPECIFIED IN SUCH AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

SECTION 4

OPERATION AND ADMINISTRATION

     4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2002 annual meeting of stockholders, the Plan shall be effective as of June 17, 2002, the date of the adoption of the Plan by the Board of Directors (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards are outstanding. However, except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary, no Awards may be granted after the ten-year anniversary of the Effective Date.

     4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a) The shares of Stock may be authorized but unissued shares or treasury shares. As used herein, the term "issued" and similar terms include treasury shares delivered under an Award.

          (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 300,000 shares.

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

          (c) Notwithstanding the terms of subsections 4.2(d) and (e), the following additional limits are imposed under the Plan.

               (i) The maximum number of shares that may be covered by Awards granted to any one employee shall be 100,000 shares. If an Award is terminated, cancelled or expires, or the shares under an Award are forfeited, the number of shares subject to the Award shall be counted for purposes of applying such limit.

               (ii) The  maximum   number  of  shares  that  may  be  issued  in
                    conjunction with Awards granted pursuant to Section 3 (relating to Restricted Stock) shall be 100,000 shares.

          (d) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, or the shares of Stock are not delivered because the Award is used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii). If the Exercise Price of any Option is satisfied by tendering shares of Stock to the Company (by either actual tender or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under subsections 4.2(b) and 4.2(c)(ii).

          (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall, to the extent deemed appropriate, adjust the shares of Stock that may be issued under the Plan in the same proportion and shall also so adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable.

     4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of
               1933), and the applicable requirements of any stock exchange or similar entity.

          (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a on-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. Tax Withholding. Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

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

     4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or an Affiliate or Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate or Subsidiary, including the plans and arrangements of the Company or an Affiliate or Subsidiary assumed in business combinations.

     4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.9. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.10. Action by Company, Affiliate or Subsidiary. Any action required or permitted to be taken by the Company or any Affiliate or Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.11. Gender and Number. Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.12. Limitation of Implied Rights.

          (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.

          (b) The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Affiliate or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

     4.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


SECTION 5

CHANGE IN CONTROL

     Subject to the provisions of subsection 4.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control, at the option of the Committee:

          (a) All outstanding Options shall become fully exercisable.

          (b) All Restricted Stock shall become fully vested.

SECTION 6

COMMITTEE

     6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Additionally, the Committee shall be constituted so as to satisfy the non-employee director provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section (7), to cancel Awards.

          (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 4.2(e), is final and binding on all persons. Except to the extent precluded by applicable law governing discrimination in employment, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.

     6.3. Information to be Furnished to Committee. The Company, Affiliates and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Affiliates and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7

AMENDMENT AND TERMINATION

     The Board or the Committee may, at any time, amend or terminate the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee's power to amend or terminate the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee. Notwithstanding the foregoing sentence, (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award prior to the date such amendment is adopted; (ii) no amendment may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(c) or decrease the minimum Option Exercise Price set forth in subsection 2.2, or increase the maximum term of an Option from the maximum term set forth in subsection 2.3 unless any such amendment is approved by the Company's stockholders. No outstanding Options may be repriced without the prior approval of the Company's stockholders. Adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8

DEFINED TERMS AND GOVERNING LAW

     8.1. Defined Terms. In addition to the other definitions contained herein, the following definitions shall apply:

          (a) Affiliate. The term "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

          (b) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options and Restricted Stock Awards.

          (c) Board. The term "Board" shall mean the Board of Directors of the Company.

          (d) Change in Control. The term "Change in Control" shall mean a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Nathan's or any "person" who on the date of the adoption of the 2002 Plan is a director or officer of Nathan's, becomes the "beneficial owner" (as defined in Rule
               13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of Nathan's then outstanding securities; or if during any period of two (2) consecutive years during the term of the 2002 Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority of the board.

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

          (e) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

               (i) If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the last reported sale price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

               (ii) If the last sale price is not  available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

               (iii)If  the  day  is  not  a  business  day,  and  as a  result, paragraphs (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the "Fair Market Value" of the Stock shall be determined in good faith by the Committee.

          (g) Non-Employee Directors. The term "Non-Employee Director" means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company and satisfying the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision.

          (h) Subsidiary. The term "Subsidiary" and its plural means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

          (i)  Total  Disability.  Means  accidental  bodily  injury or sickness which wholly and continuously disabled a Participant. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

     The following terms are defined where indicated below:

          Award Agreement          Subsection 4.10
          Committee                Subsection 6.1
          Exercise Price           Subsection 2.2
          Option                   Subsection 2.1(a)
          Participant              Subsection 1.2
          Purchased Stock          Subsection 3.2
          Stock                    Subsection 1.1
          Restricted Stock         Subsection 3.1

     8.2. Governing Law. This Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of New York, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award

Agreement, may be brought and determined only in a state court sitting in the County of Nassau, or the Federal District Court for the Eastern District of New York sitting in the County of Nassau, in the State of New York.

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